UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 29, 2015

EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24939	95-4703316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices) (Zip code)

(626) 768-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

East West Bancorp, Inc.
Current Report of Form 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2015, East West Bancorp, Inc. (the “Company”) appointed Lester M. Sussman to its Board of Directors. Mr. Sussman was also appointed to the Board of Directors of the Company's wholly-owned subsidiary, East West Bank. Mr. Sussman will be a member of the Audit Committee and the Risk Oversight Committee of both the Company and East West Bank. The appointment is effective immediately. With this appointment, the Company will have eleven directors, nine of whom are independent, including Mr. Sussman.

Mr. Sussman, 60, has been the Senior Practice Director of Resources Global Professionals (“RGP”) since 2005, providing corporate governance, risk management and compliance services to clients globally. He also leads RGP’s financial services industry group for the western region of the United States. Mr. Sussman is a retired audit partner of Deloitte, where he held leadership positions, including Partner in Charge of the Financial Services Group for the Pacific Southwest, and Partner in Charge of Capital Markets for the West Region. Mr. Sussman is a certified public accountant. Mr. Sussman is a current member of the Executive Committee of the Braille Institute and sits on the Board of Governors of the Florida State University School of Business.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1    Press Release, dated October 29, 2015, issued by East West Bancorp, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2015

EAST WEST BANCORP, INC.

By:	Douglas P. Krause
Douglas P. Krause, Esq.
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number        Description

99.1        Press Release, dated October 29, 2015, issued by East West Bancorp, Inc.

4